Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED
OF
A. SCHULMAN, INC.

(Reflecting amendments through May 4, 2015)

[for purposes of SEC reporting compliance only]

A. Schulman, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is A. Schulman, Inc. and the date of the original filing of its Certificate of Incorporation with the Secretary of State was August 20, 1969;

2. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 141 and 245 of the Delaware General Corporation Law at a meeting duly called and held of the Directors of the Corporation;

3. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation; and

4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated without further amendments or charges to read as herein set forth in full.

FIRST. The name of the Corporation is A. Schulman, Inc.

SECOND. The registered office of the Corporation in the State of Delaware located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent therein is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware 19801.
THIRD. The nature of the business, or objects or purposes to be transacted, promoted, or carried on by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including the following:

(1) To manufacture, fabricate, buy, sell, export, import and generally trade and deal in and with all types of plastics, rubber, resins and related materials.

(2) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, lease, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description and to render services of all kinds.

(3) To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to aid in any lawful manner, by loan, subsidy, guarantee or otherwise, any corporation whose stocks, bonds, notes, debentures or other securities are held or controlled directly or indirectly by the Corporation, and to do any and all lawful acts or things necessary or advisable to protect, preserve, improve or enhance the value of any such stocks, bonds, notes, debentures, or other securities or obligations; and to endorse or guarantee the payment of principal or interest or both, or dividends upon any stocks, bonds, obligations or other securities or evidences of indebtedness, and to guarantee the performance of any contracts or other undertakings in which the Corporation is or becomes interested of any corporation, association, partnership, firm, individual or others, or any country, nation or governmental or political authority.

(4) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this Corporation.

(5) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency or instrumentality, and as owner thereof to possess and exercise all the rights, powers and privileges and ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

(6) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

 (7) To make, enter into and carry out any arrangements which may be deemed to be for the benefit of the Corporation, with any domestic or foreign governmental, municipal or public authority, or with any corporation, partnership, association, combination, organization, entity or person; to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; to hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon which may lawfully be undertaken by a corporation organized under the laws of the State of Delaware; and to cause to be formed, to promote and to aid in any way in the formation of, any corporation, domestic or foreign, for any such purpose.

(8) To act in any and all parts of the world, in any capacity whatsoever as agent, general or special, for domestic and foreign corporations, individuals, partnerships, associations, combinations, organizations, entities, states, governments, and other public and private bodies.

(9) To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of or lien upon the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds, debentures or other obligations of the Corporation for its corporate purposes; to confer upon the holders of any bonds, debentures or obligations of the Corporation, secured or unsecured, the right to convert the principal thereof into stock of the Corporation upon such terms and conditions as may be deemed advisable; to create, issue, sell and otherwise dispose of, for money, property or other considerations deemed useful for the purpose of the Corporation, certificates entitling the holder to an interest in all or any part of the securities from time to time held by the Corporation; to permit the holders of any bonds, debentures or obligations of the Corporation, secured by specific securities, to share in the income of such securities in lieu of or in addition to, a fixed return on their investment; and to issue certificates for partly-paid stock of the Corporation.

(10) To the extent permitted by law, to lend to any person, firm or corporation any of its uninvested funds, either with or without security.

(11) To purchase or otherwise acquire, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase or acquisition of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

(12) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

(13) To acquire in whole or in part the business, good will, rights, property and assets of all kinds of any corporation, association, partnership, combination, organization, entity, or individual, domestic or foreign; and to pay for the same in cash, stocks, bonds, notes, debentures or other securities or obligations of the Corporation or otherwise; and to hold, possess and improve such properties and to conduct in any legal manner the whole or any part of the business so acquired; and to pledge, mortgage, sell or otherwise dispose of the same.

(14) To endorse or guarantee the payment of principal or interest, or both, or dividends upon any stocks, bonds, obligations or other securities or evidences of indebtedness issued or created by any other corporation of the State of Delaware or any other state, or of any country, nation or government, or political authority so far as the same may be permitted by law.

(15) To enter into any legal arrangement for sharing profits, union of interest, reciprocal concession, or cooperation with any person, partnership, association, combination, organization, entity or corporation carrying on or proposing to carry on any business which the Corporation is authorized to carry on, or any business transaction deemed necessary, convenient, or incidental to carrying out any of the object of the Corporation.

(16) The object and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause herein contained, but the objects and purposes specified in each of the foregoing clauses of this article, shall be regarded as independent objects and purposes.

FOURTH. The total number of, shares of stock which the Corporation shall have authority to issue is 76,010,707 shares, consisting of 1,000,000 shares of special stock without par value, 10,707 shares of preferred stock of the par value of $100.00 per share and 75,000,000 of common stock of the par value of $1.00 per share.

The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof are as follows:

The Board of Directors of the Corporation shall have the authority from time to time, in a resolution or resolutions duly adopted by it, to cause the issuance of the special stock for such lawful consideration as it shall deem appropriate. Such special stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance of such stock.

The holders of the preferred shares shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, cumulative dividends at the rate of Five Dollars ($5.00) per share per annum, and no more, payable as the Board of Directors may from time to time determine, in each year to shareholders of record at the close of business on such dates respectively preceding the payment thereof as may be fixed by the Board of Directors in declaring any such dividend. Such dividend shall be cumulative from the date of issue, so that if dividends on the outstanding preferred shares at said rate shall not have been paid or declared and set apart for payment for all past dividend periods, and payment of, or provision for the payment of all dividends thereon for the current dividend period shall not have been made, dividends to the amount of such deficiency, but without interest thereon, shall be paid or declared and set apart for payment before any dividends on the common shares shall be paid or declared and set apart for payment.

After full cumulative dividends as aforesaid upon the outstanding preferred shares shall have been paid for all past dividend periods, and after full dividends on the preferred shares for the current dividend period shall have been paid or declared and set apart for payment, then and not otherwise, dividends in cash, property or shares may be declared and paid upon the common shares to the exclusion of the holders of preferred shares. The preferred shares shall be preferred as to assets as well as dividends. Upon any dissolution, liquidation or winding up of the Corporation, the holders of preferred shares shall be entitled to receive in cash, before any payment shall be made to the holders of common shares, the sum of One Hundred Dollars ($100.00) per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of payment. The consolidation or merger of the Corporation at any time or from time to time, with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be construed as a dissolution, liquidation or winding up of the Corporation within the meaning thereof.

After payment of the full preferential amounts aforesaid, the holders of preferred shares shall not be entitled to any further participation in any distribution of the assets or funds of the Corporation, and the remaining assets and funds of the Corporation shall be divided and distributed among the holders of the common shares then outstanding according to their respective interests.

The term “accrued and unpaid dividends” used with reference to the preferred shares shall mean an amount equal to Five Dollars ($5.00) per share per annum from the date on which the dividends thereon become cumulative to the date of computation, less the aggregate amount of dividends paid.

The preferred shares at any time outstanding may be redeemed by the Corporation, in whole or in part, at any time or from time to time, at its election expressed by resolution of the Board of Directors upon not less than thirty (30) days prior notice to the holders of record of the preferred share to be redeemed, given as hereinafter provided, at One Hundred Dollars ($100.00) per share plus an amount equal to the accrued and unpaid dividends thereon to the redemption date. If less than all of the outstanding preferred shares are to be redeemed, the redemption may be made either by lot or pro rata or by such other equitable method as the Board of Directors in its discretion may determine. Notice of such redemption, stating the redemption date and the redemption price and the place of payment thereof shall be given to the respective holders of the preferred shares to be redeemed by mailing the same first-class, postage prepaid, to such holders at their respective addresses as shown on the books of the corporation. Such notice shall be so mailed not less than thirty (30) days and not more than sixty (60) days prior to the redemption date specified therein. If such notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for preferred shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such preferred shares so called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest.

Subject to the provisions and limitations herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which and the terms and conditions upon which preferred shares shall be redeemed.

The Corporation shall have the right to purchase preferred shares for the purpose or in anticipation of redemption at not to exceed the redemption price thereof. Preferred shares which have been redeemed or purchased by the Corporation shall be cancelled and not reissued.

Except as otherwise provided by statute, the holders of the preferred shares shall have no voting power and no holder thereof shall be entitled to receive notice of any meeting of shareholders.

 Of the 1,000,000 shares of special stock without par value, the Board of Directors of the Corporation created, by resolution adopted January 11, 1996, a series of 100,000 shares of Special Stock designated as

Series A Junior Participating Special Stock with the voting powers, preferences, special rights, qualifications, limitations or restrictions as follows:

(A) The holders of shares of Series A Junior Participating Special Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Special Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions. other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Special Stock. In the event the Corporation shall at any time after January 11, 1996 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Special Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Special Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Special Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Special Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Special Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Special Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Special Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Special Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 2. Voting Rights. The holders of shares of Series A Junior Participating Special Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Special Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Special Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Special Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Special Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Special Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Special Stock (including holders of the Series A Junior Participating Special Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Special Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Special Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Special Stock of such voting right. At any meeting at which the holders of Special Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Special Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Special Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Special Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Special Stock.

(iii) Unless the holders of Special Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Special Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Special Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Special Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Special Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Special Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Special Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Special Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Special Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Special Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior Participating Special Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 3. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Special Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Special Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating special Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Special Stock, except dividends paid ratably on the Series A Junior Participating Special Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Special Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Special Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Special Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Special Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 4. Reacquired Shares. Any shares of Series A Junior Participating Special Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Special Stock and may be reissued as part of a new series of Special Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 5. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Special Stock unless, prior thereto, the holders of shares of Series A Junior Participating Special Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A junior Participating Special Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Special Stock and Common Stock, respectively, holders of Series A Junior Participating Special Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Special Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences, of all other series of special stock, if any, which rank on a parity with the Series A Junior Participating Special Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Special Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Special Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. No Redemption. The shares of Series A Junior Participating Special Stock shall not be redeemable.

Section 8. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Special Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Special Stock, voting separately as a class.

Section 9. Fractional Shares. Series A Junior Participating Special Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Special Stock.

FIFTH. No holder of shares of the Corporation of any class shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

SIXTH. The minimum amount of capital with which the Corporation will commence business is $1,000.00.

SEVENTH. The Corporation is to have perpetual existence.

EIGHTH.

(A) The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to resolution adopted by a majority of the Directors then in office, provided, however, that the number of Directors shall not be less than three.
(B) Directors of the Corporation shall be elected annually and shall hold office until the next annual meeting of stockholders (provided, however, that the foregoing shall not have the effect of shortening the term of any Director to which they have been previously elected) and their successors are elected, or until earlier resignation, removal from office or death.

(C) Subject to the rights of holders of any special stock, vacancies in the Board of Directors, however caused, and newly created directorships shall be filled solely by a majority vote of the Directors then in office, whether or not a quorum, or by a sole remaining Director, and any Director so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

(D) Subject to the rights of holders of any special stock, any Director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation outstanding and entitled to vote for the election of Directors at an annual meeting of stockholders

NINTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(1) To make, alter or repeal the by-laws of the Corporation.

(2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to reduce or abolish any such reserve in the manner in which it was created.

(4) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation which to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

(5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and, outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, on such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of, or both, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

ELEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title B of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the, creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TWELFTH. In the absence of fraud, no contract or other transaction between this Corporation and any other person, firm or corporation or any partnership or association shall be affected or invalidited by the fact that any director or officer of this Corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such person, firm, association or partnership or is a party to or is a pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director so interested may be counted in determining the existence of a quorum at any meeting of the

Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer or creditor of such other corporation (or solely by reason of the fact that he is a director of such other corporation or partner in such firm where such dealing, contract or arrangement is made by officers or employees of the Corporation in the ordinary performance of their duties and without the actual participation of such director) shall not be deemed interested in such contract or other transaction under any of the provisions of this article, nor shall any such contract or transaction be void or voidable, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

Apart from and in addition to the other provisions of this section, no contract or other transaction between the Corporation and any other corporation or firm which provides for the purchase or sale of securities by such other corporation or firm upon terms not less favorable to the Corporation than offered by such other corporation or firm to others, shall in any case be void or voidable because of the fact that directors of the Corporation are directors of such other corporation or partners in such firm, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this article, nor shall any such director be liable to account in respect thereof.

No contract or other transaction between the Corporation and any other corporation, at least a majority of the stock of which having voting power is owned or controlled by the Corporation or which owns or controls at least a majority of the stock having voting power of the Corporation, shall in any case be void or voidable because of’ the fact that directors of the Corporation are directors of such other corporation, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this article, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation having power which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for the purpose, among others, of considering the approval the ratification of the acts of officers or directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

THIRTEENTH. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation.

FOURTEENTH.

(A) Meetings of stockholders may be held outside of the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by ballot unless the by-laws of the Corporation shall so provide.

(B) No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, is specifically denied. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the president or by the Board of Directors pursuant to a resolution adopted by a majority of the Directors then in office. The affirmative vote of the holders of not less than 80 percent of the outstanding voting shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal this Paragraph (B) of Article FOURTEENTH, provided, however, that this sentence shall not apply to, and such 80 percent vote shall not be required for, any alteration, amendment or repeal recommended by the affirmative vote of at least two-thirds of the Directors then in office.

FIFTEENTH. The Corporation reserves the right to amend, alter, charge or repeal any provision herein contained in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to the reservation.

SIXTEENTH. Notwithstanding that a lesser vote or no vote may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation, Section 5 of Article II, Section 1 and 2 of Article III and Article IX of the By-Laws and this Article SIXTEENTH may be amended, altered or repealed only by (1) the affirmative vote of the holders of 80 percent or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors, voting together as a single class, or (2) the vote of at least two-thirds of the Directors then in office.

SEVENTEENTH. Repealed 12/08/2005

EIGHTEENTH. No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

IN WITNESS WHEREOF, said A. SCHULMAN, INC. has caused this Restated Certificate of Incorporation to be signed by David C. Minc, Vice President, General Counsel and Secretary, and attested to by Paul F. DeSantis, Vice President, Chief Financial Officer and Treasurer, this 5th day of May, 2009.

By: /s/ David C. Minc
Name: David C. Minc
Title: Vice President, General Counsel and     Secretary of A. Schulman, Inc.
ATTEST:

/s/ Paul F. DeSantis
Name: Paul F. DeSantis,
Title: Vice President, Chief Financial
Officer and Treasurer of A. Schulman, Inc.

\

CERTIFICATE OF DESIGNATION,
PREFERENCES, RIGHTS AND LIMITATIONS
of
6.00% CUMULATIVE PERPETUAL CONVERTIBLE SPECIAL STOCK
of
A. SCHULMAN, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware

A. Schulman, Inc., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution on April 28, 2015, creating a series of special stock, without par value, designated as 6.00% Cumulative Perpetual Convertible Special Stock, which resolution remains in full force and effect on the date hereof.
RESOLVED, that, pursuant to the authority contained in the Restated Certificate of Incorporation of the Corporation, (the “Certificate of Incorporation”), including, without limitation, the authorizations of ARTICLE FOURTH of the Certificate of Incorporation, a series of special stock, without par value, of the Corporation was created, 6.00% Cumulative Perpetual Convertible Special Stock of the Corporation, which shall constitute the shares of “Convertible Special Stock,” be, and hereby is, designated and the number of shares of such series of special stock and the voting powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof be, and hereby are, as set forth in substantially the form attached hereto as Annex A (the “Amendment”) approved and adopted.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 28, 2015.

A. SCHULMAN, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Vice President, Chief Legal Officer and Secretary

Annex A
6.00% Cumulative Perpetual Convertible Special Stock

1. Designation and Amount; Ranking; Certificates; Maturity.
(a) There shall be created from the 1,000,000 shares of special stock, without par value, of the Corporation authorized to be issued pursuant to the Restated Certificate of Incorporation, a series of special stock, designated as “6.00% Cumulative Perpetual Convertible Special Stock” (the “Convertible Special Stock”), and the authorized number of shares of Convertible Special Stock shall be 125,000. Shares of Convertible Special Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of special stock.
(b) The Convertible Special Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, (iv) junior to all existing and future indebtedness; and (v) structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of subsidiaries and any Capital Stock of the subsidiaries not held by the Corporation, in each case as provided more fully herein.
(c) The Convertible Special Stock has no maturity date, and will remain outstanding unless converted by the Holders or mandatorily converted by the Corporation in accordance with the terms of this Certificate Designation.
2. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings:
(a) “Accumulated Dividends” shall mean, with respect to any share of Convertible Special Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Convertible Special Stock prior to the Issue Date.
(b) “Additional Shares” shall have the meaning specified in Section 5(d).
(c) “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.
(d) “Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors of the Corporation, any committee of the Board of Directors of the Corporation duly authorized to take such action, except that for purposes of the definition of “Fundamental Change,” the Board shall refer to the full Board of Directors of the Corporation.
(e) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
(f) “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity (excluding, for the avoidance of doubt, any convertible or exchangeable debt securities, which, prior to conversion or exchange rank senior in right of payment to the Convertible Special Stock).
(g) “close of business” means 5:00 p.m. (New York City time).
(h) “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

(i) “Common Stock” shall mean the common stock, par value $1.00 per share, of the Corporation, subject to Section 8(h).
(j) “Conversion Date” shall have the meaning specified in Section 8(b).
(k) “Conversion Price” shall mean, at any time, $1,000 divided by the Conversion Rate in effect at such time.
(l) “Conversion Rate” shall have the meaning specified in Section 8(a).
(m) “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.
(n) “Dividend Payment Date” shall mean February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2015.
(o) “Dividend Penalty Event” shall have the meaning specified in Section 3(a).
(p) “Dividend Rate” shall mean the rate per annum of 6.00% per share of Convertible Special Stock on the Liquidation Preference.
(q) “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the January 15, April 15, July 15 or October 15, as the case may be, immediately preceding such Dividend Payment Date.
(r) “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(d), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
(s) “Event” shall have the meaning specified in Section 6(c).
(t) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u) “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
(v) “Fundamental Change” shall be deemed to have occurred at any time after the Convertible Special Stock is originally issued if any of the following occurs:
(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Subsidiaries and the employee benefit plans of the Corporation and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Board;
(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Subsidiaries; provided, however, that any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation to the United States of America, any State thereof or the District of Columbia, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, shall not be a Fundamental Change;
(iii) the Common Stock (or other common stock underlying the Convertible Special Stock) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(iv) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation;
provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of Common Stock of the Corporation, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Convertible Special Stock becomes convertible into such consideration, excluding cash payments for fractional shares, pursuant to the terms hereof.
(w) “Fundamental Change Notice” shall have the meaning specified in Section 5(a).
(x) “Global Convertible Special Stock” shall have the meaning specified in Section 11(a)(i).
(y) “Holder” shall mean a holder of record of the Convertible Special Stock.
(z) “Initial Dividend Threshold” shall have the meaning specified in Section 8(d)(iv).
(aa) “Issue Date” shall mean May 4, 2015, the original date of issuance of the Convertible Special Stock.
(bb) “Junior Stock” shall mean the Common Stock and each other class of Capital Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Special Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
(cc) “Liquidation Preference” shall mean, with respect to each share of Convertible Special Stock, $1,000.00.
(dd) “Mandatory Conversion Date” shall have the meaning specified in Section 9(b).
(ee) “Market Value” shall mean the average of the per share volume-weighted average prices of the Common Stock for each day during a 20 consecutive Trading Day period ending immediately prior to the date of determination, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SHLM <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such Trading Day, the Closing Sale Price shall be used for such Trading Day), including any trades that occur prior to the scheduled close of trading of the primary trading session, but settle after the scheduled close of trading of the primary trading session on each such Trading Day. The per share volume-weighted average price on each such Trading Day shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
(ff) “Notice of Conversion” shall have the meaning specified in Section 8(b)(ii).
(gg) “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.
(hh) “Officers’ Certificate” shall mean a certificate signed by two Officers.
(ii) “open of business” means 9:00 a.m. (New York City time).
(jj) “Parity Stock” shall mean any class of Capital Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Convertible Special Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
(kk) “Penalty Rate” shall have the meaning specified in Section 3(a).

(ll) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
(mm) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).
(nn) “Reference Property” shall have the meaning specified in Section 8(h).
(oo) “Reorganization Event” shall have the meaning specified in Section 8(h).
(pp) “Rule 144” shall mean Rule 144 as promulgated under the Securities Act
(qq) “SEC” or “Commission” shall mean the Securities and Exchange Commission.
(rr) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(ss) “Senior Stock” shall mean any class of Capital Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Convertible Special Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
(tt) “Special Rights End Date” shall have the meaning specified in Section 5(b).
(uu) “Spin-Off” shall have the meaning specified in Section 8(d)(iii).
(vv) “Stock Price” shall mean (i) if holders of Common Stock receive in exchange for their Common Stock only cash in the transaction constituting a Fundamental Change, the cash amount paid per share or (ii) otherwise, the average of the Closing Sale Prices of the Common Stock on the five Trading Days immediately preceding, but excluding the Effective Date.
(ww) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
(xx) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, Trading Day means a Business Day.
(yy) “Transfer Agent” shall mean Wells Fargo Shareowner Services, acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Convertible Special Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
(zz) “Voting Rights Triggering Event” shall mean dividends on the Convertible Special Stock or any other series of securities that ranks equally with the Convertible Special Stock as to payment of dividends and with similar voting rights are in arrears and unpaid with respect to six or more quarterly dividend periods (whether or not consecutive and including the dividend period beginning on the Issue Date and ending on August 1, 2015).

3. Dividends.
(a) Holders shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative cash dividends at the Dividend Rate. Dividends on the Convertible Special Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate, whether or not earned or declared, from the most recent date to which dividends have been paid, or if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods (i) any agreements of the Corporation prohibit the current payment of dividends, (ii) there shall be funds of the Corporation legally available for the payment of such dividends or (iii) the Corporation declares the payment of dividends), and may be paid in cash or, where freely transferable by any non-Affiliate recipient thereof in Common Stock as provided pursuant to Section 4. Dividends shall be payable in arrears on each Dividend Payment Date (commencing on August 1, 2015) to the holders of record of Convertible Special Stock as they appear on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. If dividends are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive and including the dividend period beginning on the Issue Date and ending on August 1, 2015 (such event, a “Dividend Penalty Event”), the Dividend Rate specified shall be increased by 0.25% to 6.25% per share of Convertible Special Stock on the Liquidation Preference. The Penalty Rate shall remain in effect until all accrued but unpaid dividends on the Convertible Special Stock have been paid in full, at which time the dividend rate shall revert to the rate of 6.00% per share of Convertible Special Stock on the Liquidation Preference for the next occurring dividend payment period and shall remain at 6.00% unless and until a subsequent Dividend Penalty Event shall occur. Accumulations of dividends on shares of Convertible Special Stock for any past dividend periods may be declared and paid at any time to holders of record of Convertible Special Stock not more than 30 nor less than 10 calendar days immediately preceding any Dividend Payment Date and shall not bear interest. The Corporation shall provide not less than 20 scheduled Trading Days’ notice prior to any such Dividend Payment Date. Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Special Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all outstanding shares of Convertible Special Stock.
(c) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on behalf of the Corporation (except by (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority)), unless all Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Convertible Special Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Special Stock and any Parity Stock, dividends may be declared and paid on the Convertible Special Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Convertible Special Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Special Stock and such Parity Stock bear to each other at the time of declaration.
(d) Holders shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.
(e) If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.
(f) The Holders at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Section 8 following such Dividend Record Date or the Corporation’s default in payment of the dividend due on such Dividend

Payment Date. However, notwithstanding the foregoing, shares of Convertible Special Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the corresponding Dividend Payment Date must be accompanied by payment of an amount of cash equal to the dividend payable on such shares on that Dividend Payment Date; provided, that no such payment is required in respect of a mandatory conversion pursuant to Section 9 during such period or if the Special Rights End Date occurs during such period. Except as provided in Section 8, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Convertible Special Stock or for dividends on the shares of Common Stock issued upon conversion.
(g) The Corporation’s ability to declare and pay dividends and make other distributions with respect to its Capital Stock, including the Convertible Special Stock, may be limited by the terms of the Corporation’s existing and future indebtedness and may be limited by applicable Delaware law. In addition, the Corporation’s ability to declare and pay dividends on the Convertible Special Stock in shares of Common Stock may be limited by applicable Delaware law.
4. Method of Payment of Dividends.
(a) Subject to the restrictions set forth herein, the Corporation may elect to pay any dividend on the Convertible Special Stock: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and Common Stock.
(b) If the Corporation elects to make a dividend payment, or any portion thereof, in shares of Common Stock, the number of shares deliverable shall be such dividend payment, or such portion, divided by 95% of the Market Value per share of Common Stock as determined on the second Trading Day immediately prior to the Dividend Payment Date for such dividend.
(c) The Corporation shall make each dividend payment on the Convertible Special Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of the Common Stock as set forth above. The Corporation shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Common Stock 20 scheduled Trading Days prior to the Dividend Payment Date for such dividend.
(d) Notwithstanding the foregoing, the Corporation shall not pay any portion of a dividend on the Convertible Special Stock by delivery of Common Stock unless (i) the Common Stock to be delivered as payment therefor is freely transferable under the United States securities laws or the terms of the Convertible Special Stock or this Certificate of Designation or otherwise by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Corporation’s Affiliate, or (ii) a shelf registration statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of that Common Stock by the holders thereof.
5. Special Rights Upon a Fundamental Change.
(a) The Corporation must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders no later than 20 Business Days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if not practicable because the Corporation is unaware of the Fundamental Change, as soon as reasonably practicable but in any event no later than five Business Days after the Corporation becomes aware of such Fundamental Change.
(b) If a Holder converts its Convertible Special Stock pursuant to Section 8 below at any time during the period beginning at the open of business on the Trading Day immediately following the Effective Date of a Fundamental Change and ending at the close of business on the 30th Trading Day immediately following such Effective Date (the “Special Rights End Date”), the Corporation shall deliver to the converting Holder, for each share of Convertible Special Stock surrendered for conversion, the greater of:
(i) a number of shares of Common Stock equal to the sum of (A) the Conversion Rate and (B) the number of Additional Shares determined pursuant to clause (d) below. Notwithstanding the foregoing, the number of shares of Common Stock issuable pursuant to this clause will not exceed 35.8337 shares of Common Stock per share of Convertible Special Stock (subject to adjustment in the same manner as the Conversion Rate), which is equal to the Liquidation Preference, divided by 66 2/3% of the Closing Sale Price of Common Stock on April 28, 2015; and
(ii) a number of shares of Common Stock equal to the Conversion Rate which will be increased to equal (A) the sum of the Liquidation Preference plus all accumulated and unpaid dividends to, but excluding, the settlement date for such conversion, divided by (B) the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the third Business Day prior to such settlement date. Notwithstanding the foregoing, the Conversion Rate as adjusted as described in this clause (ii) will not exceed 35.8337 shares of Common Stock per share of Convertible Special Stock (subject to adjustment in the same manner as the Conversion Rate as provided in Section 8), which is equal to the Liquidation Preference, divided by 66 2/3% of the Closing Sale Price of the Common Stock on April 28, 2015.
(c) The Fundamental Change Notice shall be given to each Holder at such Holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) the anticipated Effective Date; (ii) that the Special Rights End Date is the 30th Trading Day immediately following the Effective Date; (iii) the name and address of the Transfer Agent; and (iv) the procedures that Holders must follow to exercise their conversion right pursuant to this Section 5.
(d) The number of additional shares of Common Stock to be added to the Conversion Rate per share of Convertible Special Stock (the “Additional Shares”) as set forth above shall be determined by reference to the table below, based on the Effective Date and the Stock Price.

	Stock Price (1)
Effective Date	$41.86	$45.00	$52.33	$60.00	$70.00	$78.50	$90.00	$100.00	$110.00	$130.00	$150.00
May 4, 2015	4.7778	4.4380	3.2642	2.4092	1.6465	1.1965	0.7700	0.5120	0.3253	0.0919	0.0000
May 1, 2016	4.7778	4.3185	3.1413	2.2920	1.5445	1.1100	0.7041	0.4619	0.2882	0.0735	0.0000
May 1,2017	4.7778	4.1886	2.9952	2.1429	1.4071	0.9899	0.6105	0.3898	0.2346	0.0471	0.0000
May 1, 2018	4.7778	4.0677	2.8385	1.9648	1.2275	0.8262	0.4797	0.2893	0.1610	0.0126	0.0000
May 1, 2019	4.7778	3.9820	2.6955	1.7622	0.9819	0.5839	0.2806	0.1397	0.0568	0.0000	0.0000
May 1, 2020 and thereafter	4.7778	4.0322	2.6400	1.6467	0.7155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)
The Stock Prices set forth in the table above shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices shall be equal to the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares in the table above will be adjusted in the same manner and at the same time as the Conversion Rate as set forth under Section 8.

(e) The exact Stock Price and Effective Date may not be set forth on the table above, in which case:
(i) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices or the earlier and later Effective Dates, as applicable, based on a 365-day year;
(ii) if the Stock Price is in excess of $150.00 per share (subject to adjustment in the same manner as the Stock Prices), no Additional Shares will be added to the Conversion Rate; and
(iii) if the Stock Price is less than $41.86 per share (subject to adjustment in the same manner as the Stock Prices), no Additional Shares will be added to the Conversion Rate.
(f) Whenever any provision of this Certificate of Designation requires the Corporation to calculate the Closing Sale Prices or the Stock Prices for purposes of determining any market value in connection with a dividend payment made in shares of Common Stock or a Fundamental Change, the Board shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Closing Sale Prices or Stock Prices are to be calculated.
6. Voting. The Holders shall have no voting rights except as set forth below or as otherwise required by Delaware law:
(a) If and whenever at any time or times a Voting Rights Triggering Event occurs, then the Holders shall be entitled at the next regular or special meeting of stockholders of the Corporation to vote, on an as-converted basis, together with the holders of Common Stock on matters presented to stockholders for a vote at such meeting.
(b) Such voting rights may be exercised at a special meeting of the Corporation’s stockholders, or at any annual meeting of stockholders, and thereafter at each such special meeting or annual meeting until such time as all dividends in arrears on the shares of Convertible Special Stock shall have been paid in full, at which time or times such voting rights shall terminate.

(c) So long as any shares of Convertible Special Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Convertible Special Stock outstanding at the time, voting together as a single class together with the holders of all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock (including preferred stock) or reclassify any of our authorized Capital Stock into shares of Senior Stock or preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or preferred stock; or (ii) amend, alter or repeal the provisions of the Restated Certificate of Incorporation, whether by merger, consolidation or otherwise (each of clause (i) and (ii), an “Event”), so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Convertible Special Stock; provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as any shares of Convertible Special Stock remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of Holders and, provided further, that any increase in the amount of authorized special stock (including additional Convertible Special Stock) or the creation or issuance of any additional shares of Convertible Special Stock or other series of special stock, or any increase in the amount of authorized shares of such series, in each case of Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders specified herein.
(d) In all cases in which Holders shall be entitled to vote, each share of Convertible Special Stock shall be entitled to one vote.
7. Liquidation Preference.
(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, the Liquidation Preference plus Accumulated Dividends to the date fixed for liquidation, winding-up or dissolution, before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.
(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.
(c) After the payment to the Holders of full preferential amounts provided for in this Section 7, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.
(d) In the event the assets of the Corporation available for distribution to the Holders of and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 7, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Convertible Special Stock, equally and ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.
8. Conversion.
(a) Each Holder shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8, any or all of such Holder’s shares of Convertible Special Stock at an initial conversion rate of 19.1113 shares of fully paid and nonassessable shares of Common Stock (subject to adjustment as provided in this Section 8, the “Conversion Rate”) per share of Convertible Special Stock. Upon conversion of any share of Convertible Special Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Convertible Special Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10, on the third Business Day immediately following the relevant Conversion Date.
(b) Before any Holder shall be entitled to convert a share of Convertible Special Stock as set forth above, such Holder shall (i) in the case of a beneficial interest in a Global Convertible Special Stock, comply with the procedures of the Depository in effect at that time and, if required, pay funds equal to any dividend payable on the next Dividend Payment Date to which such Holder is not entitled as set forth in Section 3(f) and (ii) in the case of Certificated Convertible Special Stock (1) complete, manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) in the form of Exhibit B hereto (a “Notice of Conversion”) and state in writing therein the number of shares of Convertible Special Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered to be registered, (2) surrender such shares of Convertible Special Stock, at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Dividend Payment Date to which such Holder is not entitled as set forth in Section 3(f).
The Corporation will pay any documentary, stamp or similar issue or transfer tax on the issuance of Common Stock upon conversion of the Convertible Special Stock, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax.
The Conversion Agent shall notify the Corporation of any conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Convertible Special Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Convertible Special Stock shall be computed on the basis of the aggregate number of shares of Convertible Special Stock so surrendered.
(c) Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Convertible Special Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Convertible Special Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of Holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Convertible Special Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10); and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock.
(d) The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:
(i) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS1
CR1 = CR0	x	OS0
where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR1	=
the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 8(d)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 8(d)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the

Board determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(ii) If the Corporation distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 15 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR1 = CR0	x	OS0 + Y
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of Common Stock over the 15 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8(d)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur. To the extent rights, options or warrants are not so exercised, the Conversion Rate shall be decreased, effective as of the date of the expiration of such rights, options or warrants, to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this Section 8(d)(ii), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 15 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.
(iii) If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(d)(i) or Section 8(d)(ii), (b) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 8(d)(iv) and (c) Spin-Offs as to which the provisions set forth below in this Section 8(d)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR1 = CR0	x	SP0 – FMV
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of Common Stock over the 15 consecutive trading day period ending on, and including, the trading day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board) of Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 8(d)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each share of Convertible Special Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.
With respect to an adjustment pursuant to this Section 8(d)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

FMV + MP0
CR1 = CR0	x	MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the SpinOff;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of the Common Stock over the 15 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 15 consecutive Trading-Day period immediately following, and including, the Ex-Date for the Spin-Off.
The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 15th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 15 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 8(d)(iii) related to Spin-Offs to 15 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.
(iv) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, excluding (i) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries and (ii) any regular quarterly cash dividends or distributions of up to and including $0.205 per share of Common Stock (the “Initial Dividend Threshold”), the Conversion Rate shall be increased based on the following formula:

SP0
CR1 = CR0	x	SP0 – C
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=
the average of the Closing Sale Prices of the Common Stock over the 15 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=
the amount in cash per share of the Common Stock the Corporation distributes to all or substantially all holders of Common Stock; provided that in the case of a regular quarterly cash dividend or distribution, such amount shall only include the amount of such dividend or distribution in excess of the Initial Dividend Threshold.

Any increase pursuant to this Section 8(d)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each share of Convertible Special Stock, at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this Section 8(d)(iv).
(v) If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 15 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

AC + (SP1 x OS1)
CR1 = CR0	x	OS0 x SP1
where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 15 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=
the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 15 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the closing sale prices of the Common Stock over the 15 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8(d)(v) shall occur at the close of business on the 15th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 15 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8(d)(v) to 15 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.
In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.
(vi) All calculations and other determinations under this Section 8(d) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Corporation shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) on August 31 of each calendar year, (b) on the Conversion Date for any conversions of Convertible Special Stock, (c) upon the occurrence of a Fundamental Change and (d) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 9. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock. The Corporation shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Common Stock pursuant to this Certificate of Designation and without giving effect to the previous sentence.
(vii) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(d), and to the extent permitted by applicable law and subject to the applicable rules of the NASDAQ Global Select Market, the Corporation from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board determines that such increase would be in the Corporation’s best interest. In addition, the Corporation may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Corporation shall mail to the Holder at its last address appearing on the stock register of the Corporation a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(viii) For purposes of this Section 8(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(ix) If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder, the Corporation or an applicable withholding agent may withhold on cash dividends, shares of Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or such Holder’s successors and assigns.
(e) Notwithstanding anything to the contrary in Section 8(d), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(d)(ii) through Section 8(d)(iv) (other than for share splits or share combinations) if the Corporation makes provision for each Holder to participate in such transaction, at the same time as holders of Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Convertible Special Stock held by such Holder.
(f) If the Corporation shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.
(g) Upon any increase in the Conversion Rate, the Corporation promptly shall deliver to each Holder a certificate signed by an authorized officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.
(h) In the case of:
(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),
(ii) any consolidation, merger or combination involving the Corporation,
(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or
(iv) any statutory share exchange,

in each case, as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Convertible Special Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a common stockholder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Convertible Special Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. The Corporation shall not become a party to any Reorganization Event unless its terms are consistent with this Section 8(h). None of the foregoing provisions shall affect the right of a Holder to convert its Convertible Special Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(d), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Convertible Special Stock.
The Corporation shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply to successive Reorganization Events.
In this Certificate of Designation, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.
(i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Convertible Special Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate Liquidation Preference divided by the Closing Sale Price of the Common Stock on April 28, 2015, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Convertible Special Stock (including any Additional Shares in connection with a Fundamental Change) or the payment or partial payment of dividends declared on Convertible Special Stock that are payable in Common Stock.
(j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Convertible Special Stock or the payment or partial payment of a dividend on Convertible Special Stock in Common Stock, shall be made without charge to the converting Holder or recipient of shares of Convertible Special Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Convertible Special Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.
(k) Notwithstanding Sections 8(d)(ii) and 8(d)(iii), if the Corporation has a rights plan (including the distribution of rights pursuant thereto to all holders of Common Stock) in effect while any shares of Convertible Special Stock remain outstanding, Holders will receive, upon conversion of Convertible Special Stock, in addition to the Common Stock to which such Holder is entitled, a corresponding number of rights in accordance with the rights plan. If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that Holders would not be entitled to receive any rights in respect of the Common Stock delivered upon conversion of Convertible Special Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(d)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

9. Mandatory Conversion.
(a) At any time on or after May 1, 2020, the Corporation shall have the right, at its option, to give notice of its election to cause all outstanding shares of Convertible Special Stock to be automatically converted into that number of whole shares of Common Stock for each share of Convertible Special Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date, with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9 only if the Closing Sale Price of the Common Stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(b).
(b) To exercise the mandatory conversion right described in Section 9(a), the Corporation must issue a press release for publication on the Dow Jones News Service, PR Newswire or Bloomberg Business News (or if none of such services are available, another broadly disseminated news or press release service selected by the Corporation) prior to the open of business on the first Trading Day following any date on which the condition described in Section 9(a) is met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders (not later than three Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Convertible Special Stock. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no later than 10 calendar days after the date on which the Corporation issues the press release described in this Section 9(b).
(c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Convertible Special Stock; and (iii) that dividends on the Convertible Special Stock to be converted will cease to accrue on the Mandatory Conversion Date.
(d) On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Convertible Special Stock called for a mandatory conversion pursuant to Section 9 and all rights of Holders shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10. The full amount of any dividend payment with respect to the Convertible Special Stock called for a mandatory conversion pursuant to Section 9 on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 9, no payment or adjustment shall be made upon conversion of Convertible Special Stock for Accumulated Dividends or dividends with respect to the Common Stock issued upon such conversion thereof.
(e) The Corporation may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 9 unless, prior to giving the conversion notice, all Accumulated Dividends on the Convertible Special Stock (whether or not declared) for periods ended prior to the date of such conversion notice shall have been paid.
10. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, or in respect of dividend payments on the Convertible Special Stock made in Common Stock, of the Convertible Special Stock. Instead, the Corporation will deliver a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.
11. Certificates.
(a) Form and Dating. The Convertible Special Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Convertible Special Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Convertible Special Stock certificate shall be dated the date of its authentication.

(i) Global Convertible Special Stock. The Convertible Special Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Convertible Special Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co. or other nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Convertible Special Stock represented by Global Convertible Special Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. All shares of Common Stock issued in respect of shares of Convertible Special Stock on any Conversion Date or paid as a dividend on any Dividend Payment Date shall be freely transferable without restriction under the Securities Act (other than by the Corporation’s Affiliates), and such shares shall be eligible for receipt in global form through the facilities of DTC.
(ii) Book-Entry Provisions. In the event Global Convertible Special Stock is deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Convertible Special Stock certificates that (a) shall be registered in the name of Cede & Co. as nominee for DTC as depository for such Global Convertible Special Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global Convertible Special Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Convertible Special Stock, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner and holder of such Global Convertible Special Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Special Stock.
iii) Certificated Convertible Special Stock. Except as provided in this Section 11(a) or in Section 11(c), owners of beneficial interests in Global Convertible Special Stock will not be entitled to receive physical delivery of Convertible Special Stock in fully registered certificated form (“Certificated Convertible Special Stock”).
(b) Execution and Authentication. The Chief Executive Officer or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation shall sign the Convertible Special Stock certificate for the Corporation by manual or facsimile signature.
If an Officer whose signature is on a Convertible Special Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Convertible Special Stock certificate, the Convertible Special Stock certificate shall be valid nevertheless.
A Convertible Special Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Convertible Special Stock certificate. The signature shall be conclusive evidence that the Convertible Special Stock certificate has been authenticated under this Certificate of Designation.
The Transfer Agent shall authenticate and deliver certificates for up to 125,000 shares of Convertible Special Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation. Such order shall specify the number of shares of Convertible Special Stock to be authenticated and the date on which the original issue of the Convertible Special Stock is to be authenticated.
(c) Transfer and Exchange.
(i) Transfer and Exchange of Certificated Convertible Special Stock. When Certificated Convertible Special Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Convertible Special Stock or to exchange such Certificated Convertible Special Stock for an equal number of shares of Certificated Convertible Special Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the Certificated Convertible Special Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

(ii) Restrictions on Transfer of Certificated Convertible Special Stock for a Beneficial Interest in Global Convertible Special Stock. Certificated Convertible Special Stock may not be exchanged for a beneficial interest in Global Convertible Special Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Convertible Special Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Corporation and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Convertible Special Stock to reflect an increase in the number of shares of Convertible Special Stock represented by the Global Convertible Special Stock, then the Transfer Agent shall cancel such Certificated Convertible Special Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Special Stock represented by the Global Convertible Special Stock to be increased accordingly. If no Global Convertible Special Stock is then outstanding, the Corporation shall issue and the Transfer Agent shall authenticate, upon written order of the Corporation in the form of an Officers’ Certificate, a new Global Convertible Special Stock representing the appropriate number of shares.
(iii) Transfer and Exchange of Global Convertible Special Stock. The transfer and exchange of Global Convertible Special Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.
(iv) Transfer of a Beneficial Interest in Global Convertible Special Stock for Certificated Convertible Special Stock.
(A) If at any time:
(1) DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global Convertible Special Stock and a successor depository for the Global Convertible Special Stock is not appointed by the Corporation within 90 days after delivery of such notice; or
(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Convertible Special Stock is not appointed by the Corporation within 90 days, then the Corporation shall execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers of the Corporation requesting the authentication and delivery of Certificated Convertible Special Stock to the Persons designated by the Corporation, shall authenticate and deliver Certificated Convertible Special Stock equal to the number of shares of Convertible Special Stock represented by the Global Convertible Special Stock, in exchange for such Global Convertible Special Stock. Subject to the foregoing, the beneficial interests in a Global Convertible Special Stock shall not be exchangeable for Certificated Convertible Special Stock.
(B) Certificated Convertible Special Stock issued in exchange for a beneficial interest in a Global Convertible Special Stock pursuant to this Section 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Convertible Special Stock to the Persons in whose names such Convertible Special Stock are so registered in accordance with the instructions of DTC.
(v) Restrictions on Transfer of Global Convertible Special Stock. Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in Section 11(c)(iv)), Global Convertible Special Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.
(vi) Cancellation or Adjustment of Global Convertible Special Stock. At such time as all beneficial interests in Global Convertible Special Stock have either been exchanged for Certificated Convertible Special Stock, converted or canceled, such Global Convertible Special Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Convertible Special Stock is exchanged for Certificated Convertible Special Stock, converted or canceled, the number of shares of Convertible Special Stock represented by such Global Convertible Special Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Convertible Special Stock, by the Transfer Agent or DTC, to reflect such reduction.

(A) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Convertible Special Stock and Global Convertible Special Stock as required pursuant to the provisions of this Section 11(c).
(B) All Certificated Convertible Special Stock and Global Convertible Special Stock issued upon any registration of transfer or exchange of Certificated Convertible Special Stock or Global Convertible Special Stock shall be the valid Capital Stock of the Corporation, entitled to the same benefits under this Certificate of Designation as the Certificated Convertible Special Stock or Global Convertible Special Stock surrendered upon such registration of transfer or exchange.
(C) Prior to due presentment for registration of transfer of any shares of Convertible Special Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Convertible Special Stock are registered as the absolute owner of such Convertible Special Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.
(D) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Convertible Special Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Special Stock certificates or Common Stock certificates.
(viii) No Obligation of the Transfer Agent.
(A) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Convertible Special Stock, a member of or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Convertible Special Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Convertible Special Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Convertible Special Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Convertible Special Stock). The rights of beneficial owners in any Global Convertible Special Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
(B) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Convertible Special Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Convertible Special Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
d) Replacement Certificates. If any of the Convertible Special Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Special Stock certificate, or in lieu of and substitution for the Convertible Special Stock certificate lost, stolen or destroyed, a new Convertible Special Stock certificate of like tenor and representing an equivalent number of shares of Convertible Special Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Special Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
(e) Temporary Certificates. Until definitive Convertible Special Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall authenticate temporary Convertible Special Stock certificates. Any temporary Convertible Special Stock certificates shall be substantially in the form of definitive Convertible Special Stock certificates but may have variations that the Corporation considers appropriate for temporary Convertible Special Stock certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall authenticate definitive Convertible Special Stock certificates and deliver them in exchange for temporary Convertible Special Stock certificates.

(f) Cancellation. In the event the Corporation shall purchase or otherwise acquire Certificated Convertible Special Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.
(i) At such time as all beneficial interests in Global Convertible Special Stock have either been exchanged for Certificated Convertible Special Stock, converted, repurchased or canceled, such Global Convertible Special Stock shall thereupon be delivered to the Transfer Agent for cancellation.
(ii) The Transfer Agent and no one else shall cancel and destroy all Convertible Special Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Convertible Special Stock certificates to the Corporation. The Corporation may not issue new Convertible Special Stock certificates to replace Convertible Special Stock certificates to the extent they evidence Convertible Special Stock which the Corporation has purchased or otherwise acquired.
12. Other Provisions.
(a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was communicated in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.
(b) Shares of Convertible Special Stock that have been issued and reacquired in any manner, including shares of Convertible Special Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of special stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of special stock of the Corporation; provided that any issuance of such shares as Convertible Special Stock must be in compliance with the terms hereof.
(c) The shares of Convertible Special Stock shall be issuable only in whole shares.
(d) Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.
(e) Holders shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

EXHIBIT A
FORM OF SPECIAL STOCK CERTIFICATE

FACE OF SECURITY

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.](1)

(1)	Insert if a global security.

Number of Shares of Convertible Special Stock [ ]

CUSIP No.: 808194 302
ISIN No. US8081943024
6.00% Cumulative Perpetual Convertible Special Stock
of
A. SCHULMAN, INC.

A. SCHULMAN, INC., a Delaware corporation (the “Corporation”), hereby certifies that [                      ] (the “Holder”) is the registered owner of [                      ] fully paid and non-assessable shares of special stock, without par value per share, of the Corporation designated as the 6.00% Cumulative Perpetual Convertible Special Stock (the “Convertible Special Stock”). The shares of Convertible Special Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Special Stock represented hereby are as specified in, and the shares of the Convertible Special Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designation, Preferences, Rights and Limitations dated May 4, 2015, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Certificate of Designation, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Convertible Special Stock shall not be entitled to any benefit under the Certificate of Designation or be valid for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this       day of May, 2015.

A. SCHULMAN, INC.

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
These are shares of the Convertible Special Stock referred to in the within-mentioned Certificate of Designation.

Dated:

WELLS FARGO SHAREOWNER, as Transfer Agent

By:
Authorized Signatory

REVERSE OF SECURITY
The Corporation will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Special Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints:

agent to transfer the shares of Convertible Special Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Convertible Special Stock Certificate)

Signature	(2)
Guarantee:

(2)
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B
NOTICE OF CONVERSION
(To be Executed by the Holder in order to Convert the Convertible Special Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 6.00% Cumulative Perpetual Convertible Perpetual Special Stock (the “Convertible Special Stock”) of A. Schulman, Inc. (the “Corporation”), represented by stock certificate No(s)                            (the “Convertible Special Stock Certificates”), into shares of common stock (“Common Stock”) of the Corporation according to the conditions of the Certificate of Designation of the Convertible Special Stock (the “Certificate of Designation”). The Corporation will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our Common Stock upon conversion of the Convertible Special Stock, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax. A copy of each Convertible Special Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Number of shares of Convertible Special Stock to be converted:

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered:(3)

Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

(3)
The Corporation is not required to issue shares of Common Stock until you (a) if required, furnish appropriate endorsements and transfer documents and (b) if required, pay funds equal to interest payable on the next Dividend Payment Date to which such Holder is not entitled.